Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126768) and Form S-3 (No. 333-170454) of LMI Aerospace, Inc. of our report dated March 11, 2011, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.  We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Saint Louis, Missouri
March 11, 2011